PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement") is made as of December 29, 2019 (the "Execution Date") by and between Red Hawk Petroleum, LLC, a Nevada limited liability company whose address is 575 N. Dairy Ashford, Suite 210, Houston, Texas 77079 ("Seller"), and DJ Homestead, LLC, a Delaware limited liability company whose address is 9033 E Easter PL, Suite 112, Centennial, CO 80112 ("DJ Homestead") and Petro Operating Company, LLC ,a Delaware limited liability company whose address 9033 E Easter PL, Suite 112, Centennial, CO 80112 ("PEO," and together with DJ Homestead, the "Purchaser"). Seller and Purchaser are sometimes referred to in this Agreement collectively as the "Parties" and individually as a "Party."

WITNESSETH

WHEREAS, Seller is the owner of the Assets (as defined below); and

WHEREAS, Seller is willing to sell the Assets to Purchaser, and Purchaser is willing to purchase the Assets from Seller, upon the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual promises of the Parties contained in this Agreement, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 **Agreement to Sell and Purchase**. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase the Assets from Seller, and Seller agrees to sell, transfer and assign the Assets to Purchaser, effective as of the applicable Accounting Effective Time, subject to the terms and conditions of this Agreement, as set forth below.

1.2 **The Assets**. The term "Assets" shall mean Seller's right, title and interests in the following, less and except the Retained Assets (defined below):

A. All oil and gas leases, subleases and other leaseholds, interests in fee, carried interests, reversionary interests, net profits interests, royalty interests, forced pooled interests, overriding royalty interests, mineral interests and other property and interests located in Section 13 and Section 24, Township 2 North, Range 64 West, 6th P.M., Weld County, Colorado, including but not limited to the oil and gas leases described in Exhibit "A", and all rights incident thereto and derived therefrom, together with all rights, benefits and powers conferred upon the holder thereof with respect to the use and occupation of the lands covered thereby (the "Leases").

B. All pooled, communitized or unitized acreage which includes all or a part of any Lease or any portion of the lands covered thereby (the "Units"), and all tenements, hereditaments and appurtenances belonging to the Leases and Units (including all undivided interests of Seller derived from the Leases in the production of Hydrocarbons from any such Unit, whether production comes from a Well located on or off a Lease);

C. The wells set forth on Exhibit "B" (the "Wells"), and all lease and surface equipment, flowlines, pipelines and appurtenant thereto used or held for use in connection with the operation or production of the Wells, and all personal property, fixtures, plants, improvements, joint accounts, easements, rights-of-way and appurtenances used or related to the Wells or the Leases.

D. Operating agreements, pooling and unitization agreements, declarations of pooling or unitization, communitization agreements, farmout and farmin agreements, exploration agreements, area of mutual interest agreements, participation agreements, assignments, oil sales contracts, gas sales, gas processing, gas gathering, and transportation agreements, surface leases, surface use agreements, access and road use agreements, rights-of-way, easements, servitudes, permits, licenses, and other instruments and agreements pertaining to the Leases, Units or Wells to the extent set forth on Exhibit "C" (the "Existing Contracts").

E. All files, records and data relating to the items described in subsections A. through D. above including well data, logs, engineering records, title records (including abstracts of title, title opinions, title reports and title curative documents), contracts, correspondence, and all related matters in the possession of Seller, including all electronic versions of the foregoing that are readily accessible by Seller as of the Execution Date and excluding electronic mail contained on Seller's servers or computer systems (the "Records").

F. All pooling orders, permits, approvals, or authorizations by, or filings with, any governmental body relating to the ownership or operation of the Leases, Units or Wells, except such permits, approvals, or authorizations that are used in connection with the ownership or operation of the Retained Assets.

G. To the extent transferrable without payment of a fee or other penalty to any third party under any contract (unless Purchaser has separately agreed in writing to pay such fee or other penalty), all seismic, geological, geochemical or geophysical data (including seismic data), geological data, engineering data, maps, cores, interpretive data, technical evaluations, confidential logs, technical outputs, reserve estimates and other technical data relating to the Leases, Units or Wells.

H. All rights, claims and causes of action of Seller against third parties arising under or with respect to any Lease or Existing Contract to the extent, and only to the extent, that such rights, claims or causes of action are associated with the Assets and relate to the Assumed Liabilities, excluding items related to the Retained Seller Obligations.

I. Notwithstanding anything to the contrary in Article I, Section 1.2 or elsewhere herein, the Assets do not include the following (the "Retained Assets"):

(i) All claims and causes of action of Seller (a.) arising from acts, omissions or events related to, or damage to or destruction of, the Assets, occurring prior to the Accounting Effective Time, (b.) arising under or with respect to any of the Existing Contracts that are attributable to period of time prior to the Accounting Effective Time (including claims for adjustments or refunds), or (c.) with respect to any of the Retained Assets, copies of all Records necessary to process such claims after the Closing;

(ii) All rights and interest of Seller (a.) under any policy or agreement of insurance or indemnity, (b.) under any bond or (c.) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events related to, or damage or destruction of, the Assets occurring prior to the Accounting Effective Time;

(iii) All claims of Seller for refunds or loss carry forward with respect to (a) production, severance or any other Taxes attributable to the Assets for any period of time prior to the Accounting Effective Time, (b.) income or franchise Taxes or (c.) any Taxes attributable to the Retained Assets;

(iv) All proceeds income, revenue, claims, refunds or other benefits (including any benefit attributable to any current or future Laws in respect of "royalty relief" or other similar measures) not otherwise enumerated above, for any period prior to the Accounting Effective Time as well as any security or other deposits made or attributable to the Assets for any period prior to the Accounting Effective Time or any Retained Assets;

(v) All documents and instruments of Seller relating to the Assets that may be protected by attorney client or work product privilege (excepting title opinions and related documents);

(vi) All audit rights arising under any of the Existing Contracts or otherwise with respect to any period prior to the Accounting Effective Time or to any Retained Assets; and

(vii) All leasehold interest described on Exhibit "D" (the "Gerkin Unit Leases").

1.3 **Accounting Effective Time**. Ownership of the Assets shall be transferred from Seller to Purchaser upon delivery of the Assignments at the Closing. Seller shall be entitled to any amount realized from and accruing to the Assets prior to the Accounting Effective Time as described below and shall be responsible for the payment of all expenses attributable to the Assets prior to the Accounting Effective Time. Purchaser shall be entitled to any amount realized from and accruing to the Assets on or after the Accounting Effective Time, and shall be responsible for the payment of all expenses attributable to the Assets on or after the Accounting Effective Time;

(i) The Accounting Effective Time for the Noble Energy, Inc. Operated Waste Management Y23-712 Well (API# 05-123-44840) shall be 12:00 a.m. (Colorado time) on November 1, 2019;

(ii) The Accounting Effective Time for all interest acquired in the Verdad Resources, LLC Operated Boyd 24-1H (API# 05-123-46594) and Boyd 24-4H (API# 05-123-46596) (collectively, the "Boyd Wells") shall be 12:00 a.m. (Colorado time) on December 1, 2018, it being the intent of the Parties that Seller will not retain any liabilities with respect to any joint interest billings or expenses associated with the Boyd 24-1H or Boyd 24-4H Wells;

(iii) The Accounting Effective Time for the Leases and all other Assets shall be December 1, 2019.

ARTICLE II
PURCHASE PRICE

2.1 **Purchase Price**. The purchase price for the Assets shall $1,786,493.00 (the "Purchase Price").

2.2 **Payment of the Purchase Price**. Purchaser shall pay the Purchase Price to Seller, at Closing.

ARTICLE III
TITLE MATTERS

3.1 **Title Examination**. Seller has made available to Purchaser copies of its lease files, title data and existing contracts related to the Assets. Purchaser has had the opportunity to review title to the Leases and Wells, described in Exhibits A and B below, and to conduct such other title due diligence it

deemed necessary. Purchaser has satisfied all title defects, issues or concerns with respect to title to the Leases and Wells as set forth in Exhibits A and B. Notwithstanding anything to the contrary, Purchaser shall have no right of recourse against Seller in the event of any failure of title.

3.2 **Title Warranty**. Seller represents and warrants to Purchaser that the Assets are free from all liens, mortgages and encumbrances other than Permitted Encumbrances.

"Permitted Encumbrances" shall mean:

(a) Liens for current taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions;

(b) All rights to consent by, required notices to, filings with, or other actions by any governmental body having jurisdiction in connection with the sale or conveyance of the Assets pursuant to this or to any future transaction if they are not required or not customarily obtained prior to the sale or conveyance;

(c) Rights of notice or reassignment of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest;

(d) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not detract in any material respect from the value of, or interfere in any material respect with the use, ownership or operation of the Assets subject thereto or affected thereby (as currently used, owned and operated) and which would be considered acceptable by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties;

(e) All rights reserved to or vested in any governmental body to control or regulate any of the Assets in any manner, and all obligations and duties under all applicable laws or under any franchise, grant, license or permit issued by any such governmental body;

(f) All pending approvals and consents for any governmental agency which regulates the Assets in any manner; and

(g) Any lien, charge, encumbrance, obligation, security interest, irregularity, pledge, or other defect on or affecting the Assets which is discharged by Seller at or prior to Closing.

The transfer of the Assets by Seller to Purchaser shall be by warranty of title, by, through and under Seller and its affiliated or related entities, but not otherwise.

3.3 **Assumption of Liability.** From and after the Accounting Effective Time, Purchaser agrees to and will assume all surface, plugging and abandonment, environmental and all other liability of whatsoever kind and nature as to the Assets whether from ownership, operation, use or contract. After the Accounting Effective Time, subject to Seller's express representations, warranties and indemnities contained in this Agreement and the special warranty of title contained in the Assignments, SELLER GIVES NO WARRANTY AS TO ITS COMPLIANCE WITH STATE OR FEDERAL GOVERNMENTAL ENTITIES OR REGULATIONS PERTAINING TO ENVIRONMENTAL COMPLIANCE OR PLUGGING LIABILITY AND ADDITIONALLY GIVES NO WARRANTY AS TO THE CONDITION OF THE SURFACE OR OTHER ENVIRONMENTAL LIABILITIES AND PURCHASER ACKNOWLEDGES IT IS ACQUIRING THE ASSETS IN AN EXISTING "AS IS" AND "WHERE IS" CONDITION.

3.4 **Indemnification**. SUBJECT TO SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES AND INDEMNITIES CONTAINED IN THIS AGREEMENT AND THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENTS BUT NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, FROM AND AFTER THE ACCOUNTING EFFECTIVE TIME PURCHASER AGREES TO AND WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS' FEES) THAT ARE ATTRIBUTABLE TO (I) ENVIRONMENTAL LIABILITIES ARISING FROM SELLER'S OWNERSHIP, OPERATION, OR USE OF THE ASSETS, (II) PLUGGING AND ABANDONING ALL WELLS NOW OR HEREAFTER LOCATED ON THE LANDS INCLUDED IN THE ASSETS, (III) ANY AND ALL COSTS INCIDENT TO SUCH PLUGGING AND ABANDONMENT, (IV) ANY ASSET RETIREMENT OBLIGATIONS ASSOCIATED WITH THE ASSETS, AND (V) ALL CLAIMS PERTAINING TO THE SURFACE OR ENVIRONMENTAL CLAIMS. THIS SECTION 3.4 SHALL SURVIVE THE EXECUTION DATE. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY (BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY). SELLER AND PURCHASER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

As of the Execution Date and as of Closing, Seller makes to Purchaser the following representations and warranties:

4.1 **Existence and Power**. Seller has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement, will not violate (i) any provision of the organizational documents of Seller, (ii) any material agreement or instrument to which Seller is a party or by which Seller or any of the Assets are bound, (iii) any judgment, order, ruling, or decree applicable to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller relating to the Assets. This agreement constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

4.2 **Brokers**. Seller has incurred no obligation or liability for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Purchaser, and any such obligation or liability that might exist shall be the sole obligation of Seller.

4.3 **Claims and Litigation**. There are no legal or administrative proceedings, claims or investigations pending or, to the best of Seller's knowledge, threatened before any court or administrative body against Seller or the Assets.

4.4 **Lease Administration**. All bonuses, rentals, royalties, overriding royalty interests and other payments due pursuant to or under each of the Leases or any applicable Existing Contract have been properly and fully paid and Seller has paid its share of those payments and all development and operating expenses therefore except for such as are being currently paid prior to delinquency in the ordinary course of business.

4.5 **Compliance**. Seller has complied with the provisions and requirements of all laws, rules, regulations and orders applicable to the Assets.

4.6 **Marketing**. No hydrocarbons produced from the Assets are subject to a sales agreement (except contracts terminable without penalty by Seller on not more than 30 days' notice), no entity has any call upon, option to purchase or similar right under any agreement with respect to the Assets or to the production therefrom. Seller has not collected, nor will Seller collect, any proceeds from the sale of hydrocarbons produced from the Assets which are subject to refund. There are no gas imbalances between Seller and any third party with respect to the Assets.

4.7 **Preferential Purchase Rights and Consents to Assign**. The Assets are not subject to any consents to assign or preferential rights to purchase.

4.8 **AFEs**. Seller has previously disclosed all outstanding Authorities for Expenditures ("AFE") which have been proposed to or by Seller. These AFEs are set forth on Exhibit "E" (the "Outstanding Well AFEs"). Other than the AFEs on Schedule 5.1, to Seller's knowledge there are no outstanding AFEs to drill or rework any well or for capital expenditures with respect to the Assets that have been proposed by any person having authority to do so other than wells already drilled and completed that exceed $5,000 on an 8/8ths basis. Purchaser shall assume all of Seller's rights and obligations as it relates to the Outstanding Well AFEs.

4.9 **Bankruptcy**. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or threatened against Seller.

4.10 **Taxes**. All taxes and assessments based on or measured by the ownership of property comprising the Assets or the production or removal of hydrocarbons or the receipt of proceeds therefrom (including applicable escheatment requirements) have been timely paid when due and are not in arrears.

4.11 **Suspended Funds**. There are no suspended funds held by Seller in connection with the Assets.

4.12 **Accuracy**. The factual information contained in the Exhibits to this Agreement was prepared and furnished without intentional misrepresentation or intentional omission of material facts or disclosures.

4.13 **Contracts**. There are no contracts that will be binding upon the Assets after Closing other than the Existing Contracts, and this Purchase and Sale Agreement.

4.14 **No Non-Consent Elections**. Seller has not made a non-consent election and has not been deemed by any operator to have made the election to non-consent any operation on the Assets.

4.15 **Limitations Cap**. The representations and warranties of Seller set forth above shall survive Closing for a period of one year, except for the representations and warranties of Seller set forth in Section 4.1, Section 4.2 and Section 4.9 (the "Seller Fundamental Representations"), which will survive Closing indefinitely. Seller shall indemnify, defend and hold harmless Purchaser and its affiliates from any damages resulting from or arising out of a breach of any representation or warranty pursuant to this Article IV. Seller shall have no liability for any breaches of this Article IV until the aggregate amount of damages suffered as a result of all such breaches exceeds $25,000, in which case indemnification shall be made by Seller including damages up to that amount. The maximum liability of Seller pursuant to this Article IV

shall be the Purchase Price (the "Cap"), except for breach of any Seller Fundamental Representations, which breach will not be subject to the Cap.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the Execution Date and as of Closing, each Purchaser makes to Seller the following representations and warranties:

5.1 **Existence and Power**. Purchaser has the power and is authorized to enter into and perform this Agreement and the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement, will not violate (i) any provision of the organizational documents of Purchaser, (ii) any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, (iii) any judgment, order, ruling, or decree applicable to Purchaser as a party in interest, or (iv) any law, rule or regulation applicable to Purchaser. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

5.2 **Brokers**. Purchaser has incurred no obligation or liability for brokers' or finders' fees relating to the matters provided for in this Agreement which will be the responsibility of Seller, and any such obligation or liability that might exist shall be the sole obligation of Purchaser.

5.3 **Claims and Litigation**. There are no legal or administrative proceedings, claims or investigations pending or, to the best of Purchaser's knowledge, threatened before any court or administrative body against Purchaser which, if determined adversely to Purchaser, would materially affect Purchaser's ability to consummate the transactions contemplated by the Agreement.

5.4 **No Distribution**. Purchaser is acquiring the Properties for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

5.5 **Knowledge and Experience**. Purchaser has (and had prior to negotiations regarding the Assets) such knowledge and experience in the ownership and the operation of oil and gas properties and financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Purchaser is able to bear the risks of an investment in the Assets and understands the risks of, and other considerations relating to, a purchase of the Assets.

5.6 **Limitations Cap.** The representations and warranties of Purchaser set forth in this Article V shall survive Closing for a period of two years, except for the representations and warranties of Purchaser set forth in Section 5.1 and Section 5.2 (the "Purchaser Fundamental Representations"), which will survive Closing indefinitely. Purchaser shall indemnify, defend and hold harmless Seller and its affiliates from any damages resulting from or arising out of a breach of any representation or warranty pursuant to this Article V. Purchaser shall have no liability for any breaches of this Article V until the aggregate amount of damages suffered as a result of all such breaches exceeds $25,000, in which case indemnification shall be made by Purchaser including damages up to that amount. The maximum liability of Purchaser pursuant to this Article V shall be the Cap, except for breach of any Purchaser Fundamental Representations, which breach will not be subject to the Cap.

ARTICLE VI
COVENANTS AND CONDITIONS TO CLOSING

6.1 **Conduct of Business**. Except (x) as expressly contemplated by this Agreement or (y) as expressly consented to in writing by Purchaser, Seller agrees that from and after the Execution Date up to Closing:

A. Seller shall, and will cause its affiliates to: (i) maintain, and if Seller is the Operator thereof, operate, the Assets in the usual, regular and ordinary manner consistent with its past practice; (ii) comply in all respects with the terms of the Leases and all Existing Contracts; (iii) comply with all laws and orders applicable to or having jurisdiction over the Assets; (iv) pay or cause to be paid when due Property Taxes, Lease burdens and other payments incurred with respect to the Assets; (v) maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with its usual accounting practices; and (vi) give written notice to Purchaser as soon as is practicable of any written notice received or given by Seller with respect to any alleged breach by Seller of any Lease or Existing Contract;

B. Seller shall not, and shall cause its affiliates not to: (i) except for emergency operations, agree to, propose or commence any operation on the Assets anticipated to cost (net to Seller's interest in the Assets) in excess of Twenty-Five Thousand Dollars ($25,000). With respect to emergency operations, Seller shall notify Purchaser of such emergency or urgency as soon as reasonably practicable. If during the period between the Execution Date and the Closing, Seller receives an additional or supplemental third party AFE for any new proposed well in an amount in excess of Twenty-Five Thousand Dollars ($25,000) net to Seller's interest, Seller shall forward the same to Purchaser as soon as reasonably practicable (including by e-mail) following receipt by Seller. Purchaser shall review and respond within five days of its receipt thereof to Seller in writing with respect to whether it desires for Seller to consent such well operation covered by the AFE; provided that if Purchaser does not timely respond with its proposal to consent the operation in writing with respect to any such AFE within such five day period, then Purchaser shall be deemed to have responded in the same manner as Seller elects to vote with respect to such operation. If Purchaser's proposal differs from that of Seller, the Parties shall negotiate in good faith to determine the election to be made with respect to such well operation. If the Parties cannot agree, then Purchaser's election shall control; (ii) enter into a material agreement or contract in excess of Twenty-Five Thousand Dollars ($25,000) that is binding on the Assets; (iii) terminate (unless such Existing Contract terminates pursuant to its stated terms) or amend the terms of any Existing Contract; (iv) settle any suit or litigation or waive any claims or rights of value in each case attributable to the Assets and affecting the period after the Accounting Effective Time; (v) transfer, sell, mortgage, pledge or dispose of any portion of the Assets other than the sale or disposal of hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment of equal or greater value has been obtained; (vi) make, change or revoke any tax election; change an annual accounting period; adopt or change any accounting method with respect to taxes; file any amended tax return; enter into any closing agreement; settle or compromise any tax claim or assessment; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to taxes; in each case to the extent such action would adversely affect the Assets; or (vii) commit to do any of the foregoing.

Purchaser acknowledges that Seller owns undivided interests in certain of the Assets with respect to which it is not the operator, and Purchaser agrees that the acts or omissions of the other working interests owners (including the third party operators) who are not Seller or any of its affiliates will not constitute a breach of the provisions of this Section 6.1, and no action required pursuant to a vote of working interest owners shall constitute a breach of the provisions of this Section 6.1 so long as Seller voted its interest in such a manner that complies with the provisions of this Section 6.1.

6.2 **Purchaser's Conditions to Closing**. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by Purchaser) on or prior to the Closing of each of the following conditions:

A. Representations. The representations and warranties of Seller set forth in Article **Error! Reference source not found.** shall be true and correct in all material respects (other than those representations and warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

B. Performance. Seller shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date.

C. No Legal Proceedings. No material suit, action or other proceeding instituted by a third party shall be pending before any governmental authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement. No order, award or judgment shall have been issued by any governmental authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

D. Release. All liens and encumbrances burdening the Assets (other than Permitted Encumbrances) shall have been released at or before Closing, and Seller shall have provided evidence of such release to Purchaser at or before Closing.

E. Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Purchaser the documents and other items required to be delivered by Seller under Section 7.3.

F. Gerkin Pad and Roads Complete and Gerkin SUA Ratified. (i) Construction of the Gerkin 9H Pad (as defined in Section 7.2, below) and the necessary roads to the Gerkin 9H Pad will be complete (as defined in Section 7.2(d), below) and (ii) all grantors under the Gerkin SUA (and their successors-in-interest) will have executed a settlement agreement with Seller that (a) waives all claims for breach under the Gerkin SUA by all grantees under the Gerkin SUA and its successors and assigns (including Seller and Purchaser), (b) ratifies the Gerkin SUA and confirms that it is valid as to the Gerkin 9H Pad (referred to as the 2H pad under the Gerkin SUA) and the necessary roads to the Gerkin 9H Pad and (c) is assignable to Purchaser.

G. Payment of Outstanding Well AFEs. All Outstanding Well AFEs, with the exception of the Boyd Wells as set forth in Section 1.3 (ii), shall have been paid by Seller.

6.3 **Seller's Conditions to Closing**. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by Seller) on or prior to the Closing of each of the following conditions:

A. Representations. The representations and warranties of Purchaser set forth in Article V shall be true and correct in all material respects (other than those representations and warranties of Purchaser that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

B. Performance. Purchaser shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Purchaser is required prior to or at the Closing Date.

C. No Legal Proceedings. No material suit, action or other proceeding instituted by a third party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement. No Order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

D. Closing Deliverables. Purchaser shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Purchaser under Section 7.3.

ARTICLE VII
CLOSING; TERMINATION

7.1 **Time and Place of Closing**. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur within ten (10) days from completion of the Gerkin 9H Pad and the necessary roads to the Gerkin 9H Pad, being further described in Section 7.2(C) below. The date the Closing actually occurs will be the "Closing Date" in this Agreement. Closing shall occur at such manner and place as the Parties agree, or if mutually agreeable among the Parties, Closing may occur by an exchange of signature pages by facsimile or by electronic image scan transmission in PDF format. Unless otherwise agreed upon by the Parties in writing, the Closing Date will be 8:00 a.m. Central time on the seventh (7th) business day following the date of completion of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad.

7.2 **Gerkin Pad**. Seller shall ensure that Purchaser is granted sufficient access to construct all necessary roads to and the surface location for the L.E. Gerkin 9H Well (such surface location, the "Gerkin 9H Pad"). Purchaser shall make all commercially reasonable efforts to commence actual construction of Gerkin 9H Pad and the roads to the Gerkin 9H Pad within three (3) days from the Execution Date, and shall diligently continue construction of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad until it is completed. The Gerkin 9H Pad is located in the Northeast Corner of Section 13, Township 2 North, Range 64 West of Weld County, Colorado, being more fully described on Exhibit "G".

A. Purchaser shall be required to build the Gerkin 9H Pad and the roads to the Gerkin 9H Pad at its sole risk and expense, and furthermore shall FOREVER RELEASE AND AGREE TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, MANAGERS, DIRECTORS, MEMBERS, EMPLOYEES AND AGENTS ("SELLER PARTIES") FROM AND AGAINST ANY AND ALL KINDS OF LOSSES, LIABILITIES, CLAIMS, DEMANDS AND CAUSES OF ACTION OF THIRD PARTIES OF EVERY CHARACTER AND KIND (THE "CLAIMS") ON ACCOUNT OF PERSONAL INJURIES, ILLNESS OR LOSS OF LIFE OF PERSONS OR DAMAGE TO OR LOSS OF PROPERTY (INCLUDING BUT NOT LIMITED TO THIRD PARTY PROPERTY, BUT EXCLUDING LOSS OF SELLER'S PROPERTY NOT INCLUDED IN THE ASSETS) ARISING FROM PURCHASER'S OPERATIONS AND ACTIVITIES CONDUCTED OR PERFORMED IN CONNECTION WITH THE CONSTRUCTION OF THE GERKIN 9H PAD OR THE ROADS TO THE GERKIN 9H PAD OR ON ACCOUNT OF NON-PAYMENT OF ITS VENDORS AND CONTRACORS (INCLUDING BUT NOT LIMITED TO ANY LIENS FILED AGAINST THE ASSETS BY ITS VENDORS AND CONTRACTORS), WHETHER ARISING UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY OF LAW, INCLUDING ANY CLAIMS OR

DEMANDS MADE BY THE OWNERS UNDER THAT CERTAIN SURFACE DAMAGE AND LAND USE AGREEMENT DATED JANUARY 7, 2015, BY AND BETWEEN VINCE C. GERKIN ET AL (THE "OWNERS") AND RED HAWK PETROLEUM, LLC (THE "GERKIN SUA") WITH RESPECT TO PURCHASER'S OPERATIONS AND ACTIVITIES CONDUCTED OR PERFORMED IN CONNECTION WITH THE CONSTRUCTION OF THE GERKIN 9H PAD OR THE ROADS TO THE GERKIN 9H PAD, UNLESS AND TO THE EXTENT (1) PURCHASER COMPLIES WITH THE TERMS AND CONDITONS OF THE GERKIN SUA AS IF PURCHASER WERE THE "OPERATOR" THEREUNDER WHILE CONSTRUCTING THE GERKIN 9H PAD OR THE ROADS TO THE GERKIN 9H PAD OR (2) THE CLAIMS OR DEMANDS MADE BY SAID OWNERS ARE NOT PREDICATED UPON THE ACTS OR OMISSIONS OF PURCHASER AND/OR ITS CONTRACTORS OR VENDORS WHICH WOULD CAUSE SELLER TO BE IN VIOLATION OF THE TERMS AND CONDITIONS OF THE GERKIN SUA. The Gerkin SUA is attached as Exhibit "H".

B. SUBJECT TO SECTION 7.2(A), IF CLOSING DOES NOT OCCUR, SELLER SHALL FOREVER RELEASE AND AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS PURCHASER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, MANAGERS, DIRECTORS, MEMBERS, EMPLOYEES AND AGENTS ("PURCHASER PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS ON ACCOUNT OF PERSONAL INJURIES, ILLNESS OR LOSS OF LIFE OF PERSONS OR DAMAGE TO OR LOSS OF PROPERTY (INCLUDING BUT NOT LIMITED TO THIRD PARTY PROPERTY) ARISING UNDER THE GERKIN SUA, WHETHER ARISING BEFORE OR AFTER THE EXECUTION DATE OR ARISING UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHER THEORY OF LAW, INCLUDING ANY CLAIMS OR DEMANDS MADE BY THE OWNERS UNDER THE GERKIN SUA. For avoidance of doubt, nothing in this Section 7.2 (B) shall limit Seller's release, hold harmless, indemnification and other obligations to Seller Parties under Section 7.2(A).

C. Seller appoints PEO as contract operator as of the Execution Date for the construction of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad and for the purposes of this Section 7.2(C) does transfer to PEO the rights and obligations afforded Seller as Operator under the Gerkin SUA. If Closing does not occur on or before the Closing Deadline and this Agreement is terminated, ownership of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad and all improvements, construction, equipment and fixtures installed, built or otherwise made to the Gerkin 9H Pad or the roads to the Gerkin 9H Pad, and all rights of Operator under the Gerkin SUA, will automatically revert to Seller, with no obligation or requirement that Seller reimburse or otherwise compensate Purchaser for any improvements, construction, equipment or fixtures installed upon the surface location of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad. Purchaser and Seller shall make all reasonable efforts to cooperate and coordinate in the effort to construct the Gerkin 9H Pad and the roads to the Gerkin 9H Pad. Purchaser shall select and direct the necessary contractors for the construction of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad, and Purchaser will be invoiced directly, be solely responsible for payment associated with, and shall promptly pay all invoiced amounts in full when due, with respect to any goods, materials or services provided in Purchaser's construction of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad prior to the termination of this Agreement. Purchaser will provide Seller with written notice of any vendors and contractors that will be used in the construction of the Gerkin 9H Pad and the roads to the Gerkin 9H Pad, and provide copies of all invoices and work orders related thereto, and proof of payment thereof. PURCHASER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER AGAINST ANY CLAIMS OR DEMANDS OF ITS VENDORS AND CONTRACTORS, INCLUDING BUT NOT LIMITED TO ANY LIENS FILED AGAINST THE ASSETS.

D. For the purposes of this Agreement, the Gerkin 9H Pad and the roads to the Gerkin 9H Pad shall be considered complete once the roads and pad site have been readied for application of rock or caliche materials consistent with commercially reasonable industry standards. At any time prior to the Closing

Deadline when either Seller or Purchaser reasonably believes that the Gerkin 9H Pad and the roads to the Gerkin 9H Pad has been completed in accordance with this Agreement, such Party may request (electronic mail acceptable, if confirmed by the recipient in electronic mail other than any automatically generated email response) the other party to confirm the completion date in writing (electronic mail acceptable, if confirmed by the recipient in electronic mail other than any automatically generated email response) within five (5) business days of delivery of such request, which date, once agreed upon, shall be the completion date for purposes under this Agreement.

7.3 **Closing Obligations.** At the Closing,

A. Seller and Purchaser shall execute, acknowledge and deliver assignments and bills of sale based upon the applicable Accounting Effective Time in substantially the form of Exhibit "F", which will convey title to the Assets to Purchaser, and deliver possession thereof to Purchaser.

B. Seller and Purchaser shall execute such other instruments, including change of operator forms and letters-in-lieu, and take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

C. Seller shall deliver to Purchaser originals and electronic versions of the Records.

D. Purchaser shall pay to Seller the Purchase Price.

7.4 **Termination.** This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

A. by Seller, if any of the conditions set forth in Section 6.3 have not been satisfied by Purchaser on or before January 22, 2020 (the "Closing Deadline") unless mutually agreed to otherwise;

B. by Purchaser, if any of the conditions set forth in Section 6.2 (other than the conditions set forth in Section 6.2(F)) have not been satisfied by Seller on or before the Closing Deadline;

C. by Purchaser if the condition set forth in Section 6.2(F) has not been satisfied on or before January 9, 2020; or

D. by the mutual written agreement of Purchaser and Seller;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause A. or B. above if such Party or its affiliates are at such time in material breach of any provision of this Agreement.

7.5 **Effect of Termination.** If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 7.4, then, except for the provisions of Section 7.2(A), Section 7.2(B) and Section 7.2(C), which will survive the termination of this Agreement, and such terms as set forth in this Agreement in order to give context to any of the surviving Sections, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder except and to the extent such termination results from (x) the willful breach by Purchaser of any of its representations, warranties, covenants or agreements hereunder, in which case Seller shall be entitled to all remedies available at Law or in equity, including specific performance of this Agreement, and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which Seller may be entitled, or (y) the willful breach by Seller of any of its representations, warranties, covenants or agreements hereunder, in which case Purchaser shall be entitled to all remedies available at Law or in equity, including specific performance of this Agreement, and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which Purchaser may be entitled.

7.6 **No Remedy.** If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to Section 7.4(C), except for the Parties' obligations under Section 7.2(A), Section 7.2(B) and Section 7.2(C), which will survive the termination of this Agreement, and such terms as set forth in this Agreement in order to give context to any of the surviving Sections, then each Party each waives and agrees not to seek from each other any damages or other remedies at law or in equity (including specific performance) arising out of or related to such a termination by Purchaser of this Agreement pursuant to Section 7.4(C).

ARTICLE VIII
POST-CLOSING OBLIGATIONS

8.1 **Indemnity**. Upon Closing (i) subject to Purchaser's indemnity rights for a breach of Seller's representations and warranties hereunder, Purchaser assumes all obligations that are attributable to the Assets on or after the Accounting Effective Time, including all claims with respect to the Gerkin SUA arising on or after the Accounting Effective Time and all obligations to properly plug and abandon all wells now or hereafter located on the lands covered by the Leases, (ii) subject to Purchaser's indemnity rights for a breach of Seller's representations and warranties hereunder, Purchaser shall indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys' fees) that are attributable to the Assets on or after the Accounting Effective Time (including all claims with respect to the Gerkin SUA arising on or after the Accounting Effective Time), and any breach of any representation, warranty or covenant made by Purchaser in this Agreement, (iii) Seller retains all obligations that are attributable to the Assets prior to the Accounting Effective Time, including all claims with respect to the Gerkin SUA prior to the Accounting Effective Time, but excluding all obligations to properly plug and abandon all wells now or hereafter located on the lands covered by the Leases as well as costs incident to such plugging and abandonment, and (iv) Seller shall indemnify, defend and hold harmless Purchaser from and against any and all claims, liabilities, losses, costs and expenses (including court costs and reasonable attorneys' fees), that are attributable to the Assets before the Accounting Effective Time (including all claims with respect to the Gerkin SUA prior to the Accounting Effective Time, but excluding all obligations to properly plug and abandon all wells now or hereafter located on the lands covered by the Leases as well as costs incident to such plugging and abandonment) and any breach of any representation, warranty or covenant made by Seller in this Agreement, excluding obligations with respect to the title (except for the special warranty of title in the Assignments) or environmental condition of the Assets.

8.2 **Post-Closing Settlement Statement**. Within ninety (90) days following Closing, Seller shall prepare and deliver to Purchaser a final, post-closing settlement statement. Purchaser and Seller will in good faith negotiate to resolve any disputes associated with the post-closing settlement statement within

120 days following Closing, and any adjustments to the Purchase Price paid at Closing shall be paid to the appropriate party by the obligated Party promptly following resolution thereof by the Parties.

8.3 **Post-Closing Leasehold Interest**. After Closing, Purchaser at its sole risk and expense, shall be obligated to engage a title attorney licensed in the State of Colorado for the purposes of rendering a written title opinion covering Seller's interest in the Gerkin Unit Leases (the "Gerkin Opinion"). Upon receipt of the Gerkin Opinion by Purchaser, Purchaser shall be obligated to purchase, and Seller shall be obligated to sell, all leasehold interest in the Gerkin Unit Leases that is determined to be owned by Seller (the "Post-Closing Leasehold"). Any interest having requirements for curative matters identified in the Gerkin Opinion that are deemed by the Parties to be satisfied will be included in the Post-Closing Leasehold. Seller will have at least forty-five (45) days from written notice of any curative matter or title requirement to cure any such title matter. The Parties will cooperate in good faith to satisfy any requirements that are identified by the Gerkin Opinion. Furthermore, Purchaser will request that the attorney with which it engages will make reasonable best efforts to communicate with Purchaser and Seller as to any requirements or curative items identified during their review of title materials. The purchase price for the Post-Closing Leasehold will be an amount equal to $6,000 per net acre of Post-Closing Leasehold that Seller delivers to Purchaser. Purchaser shall make a good faith and commercially reasonable best effort to cause the Gerkin Opinion to be rendered on or before ninety (90) days following Closing. Seller and Purchaser shall execute, acknowledge and deliver an assignment and bill of sale in substantially the form of Exhibit "F", which will convey title to the Post-Closing Leasehold. Any amounts owed for Post-Closing Leasehold will be accounted for in the Post-Closing Settlement Statement as provided in Section 8.2 above, and, to the extent additional Post-Closing Leasehold interests are cured by Purchaser following the date that is ninety (90) days following the Closing in accordance with this Section, such additional amounts owed for such cured Post-Closing Leasehold delivered following such date shall be accounted and paid for by Purchaser at the time of conveyance by Seller to Purchaser of the same. Notwithstanding anything in this Section 8.3 to the contrary, Purchaser's obligation to purchase the Post-Closing Leasehold and Seller's obligation to sell the Post-Closing Leasehold will expire upon ninety (90) days following delivery of the Gerkin Opinion to Seller. Any Post-Closing Leasehold that is assigned to Purchaser under this Section 8.3 will be deemed to be Assets under this Agreement and not Retained Assets.

8.4 **Cooperation**. After Closing, Seller and Purchaser agree to take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

ARTICLE IX
TAXES

9.1 **Apportionment of Ad Valorem and Property Taxes**. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations relating to the Assets (collectively "Property Taxes") with respect to the tax period in which the Accounting Effective Time occurs shall be apportioned as of the Accounting Effective Time between Seller and Purchaser. The Parties will initially make settlement of all Property Taxes by estimating the Property Taxes to be due for the tax period in which the Accounting Effective Time occurs based on the Property Taxes assessed and paid for the immediately prior tax period. Such settlement of taxes shall be part of the closing and post-closing settlement statements between the Parties. The Parties will make final adjustment upon receipt of the tax statements for 2019.

9.2 **Sales Taxes**. Purchaser shall pay sales taxes or other transfer taxes, if any, in connection with the sale of the Assets. Purchaser shall be responsible for any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on the transfer of the Assets pursuant to this Agreement.

9.3 **Other Taxes**. All production, severance, excise and other taxes (other than income taxes, which shall be the sole responsibility of each Party as to their own income taxes) relating to production of oil, gas and condensate attributable to the Assets prior to the Accounting Effective Time shall be paid by Seller, and all such taxes relating to such production on or after the Accounting Effective Time shall be paid by Purchaser.

ARTICLE X
MISCELLANEOUS

10.1 **Entire Agreement**. This Agreement, including Exhibits A through F, attached hereto and incorporated herein, constitutes the entire agreement between the Parties as to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the Parties, whether oral or written. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties.

10.2 **References.** All references in this Agreement to articles, sections and other subdivisions refer to corresponding articles, sections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided. The term "including" (or "included") shall be deemed to be followed by the phrase "but not limited to." Unless otherwise expressly provided herein, any reference herein to a "day" shall refer to a calendar day. Time is of the essence of this Agreement.

10.3 **Assignment**. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any assignment made without such consent shall be void PROVIDED THAT the Purchaser may on notice to the Seller assign all but not less than all of the Transaction Documents to an affiliated entity prior to Closing. Subject to this Section 11.3, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns and legal representatives.

10.4 **Governing Law**. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law rules that would require the application of the laws of another state. Venue for any claim or causes of action brought under this Agreement shall be in the state or federal courts sitting in Harris County, Texas and the Parties each hereby irrevocably submit to the jurisdiction of such courts for such purposes.

10.5 **Notices**. Any notice required or permitted by this Agreement shall be given in writing by personal service, overnight delivery service, facsimile, email, or by certified mail, return receipt requested, postage prepaid, as follows:

If to Purchaser:

Red Hawk Petroleum, LLC
575 N. Dairy Ashford, Suite 210
Houston, Texas 77079

Attention: Clark Moore, General Counsel
Fax: (510) 743-4262
Email: cmoore@PEDEVCO.com

If to Seller:

DJ Homestead, LLC
9033 E. Easter PL, Suite 112
Centennial, CO 80112
Attention: Roger Parker, Manager
Fax:
Email: rogeraparker9@aol.com

Petro Operating Company, LLC
9033 E. Easter PL, Suite 112
Centennial, CO 80112
Attention: Roger Parker, Manager
Fax:
Email: rogeraparker9@aol.com

(or such other address as designated in writing by either Party to the other) and shall be deemed to have been given as of the date of receipt by the intended Party.

10.6 **Damages**. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NO PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

10.7 **No Third-Party Beneficiaries**. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties and their respective heirs, successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute such person a third-party beneficiary of this Agreement.

10.8 **Waiver**. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.9 **Execution in Counterparts**. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute for all purposes one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement on the Execution Date, effective as of the applicable Accounting Effective Time.

SELLER:

RED HAWK PETROLEUM, LLC

By: ______________________________
J. Douglas Schick, President

PURCHASER:

DJ HOMESTEAD, LLC

By: ______________________________
Roger Parker, Manager

PETRO OPERATING COMPANY, LLC

By: ______________________________
Roger Parker, Manager

IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement on the Execution Date, effective as of the applicable Accounting Effective Time.

SELLER:

RED HAWK PETROLEUM, LLC

By: ______________________________
Clark R. Moore, Executive Vice President

PURCHASER:

DJ HOMESTEAD, LLC

By: ______________________________
Roger Parker, Manager

PETRO OPERATING COMPANY, LLC

By: ______________________________
Roger Parker, Manager

Exhibit "A" - Leases

Attached to and made a part of that certain Purchase and Sale Agreement dated December 29, 2019
by and between Red Hawk Petroleum, LLC as "Seller" and DJ Homestead, LLC and Petro Operating Company, LLC together as Purchaser

Original Lessor	Original Lessee	Date	Recording	Township	Range	Section	Legal Description
Leo Everett Osburnsen and Darlaine Dawson	Red Hawk Petroleum, LLC	11/20/2018	4459357	2N	64W	24	A TRACT OF LAND IN THE NW/4 MORE PARTICULARLY DESCRIBED AS: LOT A IN CORREFCTED RECORDED EXEMPTION NO. 1305-24-2 RE-4785, BEING A PORTION OF THE NW/4 NW/4 NW/4 OF SECTION 24, TOWNSHIP 2 NORTH RANGE 64 WEST OF THE 6TH P.M. RECORDED IN THE REAL PROPERTY RECORDS OF WELD COUNTY, COLORADO ON 7/28/2008 AT DOCUMENT #3568831,
Lauren Hyde	Red Hawk Petroleum, LLC	12/1/2014	4067012	2N	64W	24	SE/4
Julainne Raia	Red Hawk Petroleum, LLC	11/22/2014	4068588	2N	64W	24	NW/4
Robert H. Green	Red Hawk Petroleum, LLC	1/27/2015	4089607	2N	64W	13	LOT A OF RECORDED EXEMPTION NO. 1305-13-3-RE91, RECORDED 11/23/1973 UNDER RECEPTION #1625288, BEING A PART OF THE SW/4 OF SECTION 13,
Lawrence D. Gill, Trustee of the James L. Sirios Residuary Trust	Red Hawk Petroleum, LLC	5/28/2015	4109901	2N	64W	24	LOTS A & B OF RE-4013 IN SE/4, AND Part OF SE/4 lying NW of I-76
Helen I. Sirios	Red Hawk Petroleum, LLC	5/28/2015	4109902	2N	64W	24	SW/4, LOTS A & B OF RE-4013 LYING IN SE/4, AND THAT PART OF SE/4 LYING NW OF I-76
Marilyn Ann Zickefoose and Robert Zickefoose, h/w	Red Hawk Petroleum, LLC	6/9/2015	4109903	2N	64W	24	SW/4
Bonnie Stevens and Mike Stevens, h/w	Red Hawk Petroleum, LLC	6/9/2015	4109905	2N	64W	24	SW/4
Edward Hurry, as Trustee to the Edward Hurry and Roberta Shaklee Revocable Living Trust dtd 2/1/2006 and Edward Hurry, individually, successor in interest to the Estate of Roberta Shaklee	Red Hawk Petroleum, LLC	7/16/2015	4137667	2N	64W	24	SW/4
Henry A. Hull	Red Hawk Petroleum, LLC	2/9/2019	4475539	2N	64W	24	NE/4
Vince Gerkin, et al	Red Hawk Petroleum, LLC	9/7/2015	4141649	2N	64W	13	LIMITED TO THAT PORTION OF THE OF LANDS COVERED BY THE LEASE THAT ARE INLCUDED IN THE UNIT FOR THE DRILLING OF THE WASTE MANAGEMENT Y23-712 WELL (API # 05-123-44840), BEING THE W/2 OF THE W/2 OF SECTION 13, TOWNSHIP 2 NORTH, RANGE 64 WEST, 6TH P.M. OF WELD COUNTY, COLORADO

Exhibit "B" - Wells

Attached to and made a part of that certain Purchase and Sale Agreement dated December 29, 2019
by and between Red Hawk Petroleum, LLC as "Seller" and DJ Homestead, LLC and Petro Operating Company, LLC together as Purchaser

					Surface Location		
Well Name	**Well Number**	**Operator**	**API**	**County/State**	**Township**	**Range**	**Legal Description**
Waste Management Y23	#712	Noble Energy, Inc	05-123-44840	Weld, Co	02N	64W	Section 11: NE/4 NE/4
Boyd 24	#1H	Verdad Resources, LLC	05-123-46594	Weld, Co	02N	64W	Section 24 NE/4 SW/4
Boyd 24	#4H	Verdad Resources, LLC	05-123-46596	Weld, Co	02N	64W	Section 24 NE/4 SW/4

EXHIBIT C

Attached to and made a part of that certain Purchase and Sale Agreement dated as of December 29, 2019, by and among Red Hawk Petroleum, LLC, as Seller, and DJ Homestead, LLC and Petro Operating Company, LLC together as Purchaser.

EXISTING CONTRACTS

SURFACE DAMAGE AND LAND USE AGREEMENT BY AND BETWEEN RED HAWK PETROLEUM, LLC AS OPERATOR AND HELENA A. GERKIN, CAROLE A. GERKIN, AND VINCE GERKIN AS OWNERS DATED JANUARY 7, 2015.

DECLARATION OF POOLING AND UNITIZATION – NOBLE ENERGY WASTE MANAGEMENT Y23-712 WELL (API #05-123-44840) RECORDED AT 4388671 WELD COUNTY, CO.

DECLARATION OF POOLED UNIT – RED HAWK PETROLEUM LLC COVERING ALL OF SECTION 13 & 24, TOWNSHIP 2 NORTH, RANGE 64 WEST RECORDED AT 4094275 WELD COUNTY, CO

DECLARATION OF POOLING – VERDAD BOYD 24-1H AND BOYD 24-4H WELLS RECORDED AT 4533124 WELD COUNTY, CO.

Exhibit "D" - Retained Assets

Attached to and made a part of that certain Purchase and Sale Agreement dated December 29, 2019
by and between Red Hawk Petroleum, LLC as "Seller" and DJ Homestead, LLC and Petro Operating Company, LLC together as Purchaser

Original Lessor	Original Lessee	Date	Recording	Township	Range	Section	Legal Description
Vince Gerkin, et al	Red Hawk Petroleum, LLC	9/7/2015	4141649	2N	64W	13	ALL OF SECTION 13, TOWNSHIP 2 NORTH, RANGE 64 WEST OF THE 6TH P.M., LESS AND EXCEPT THAT PORTION OF LOT A OF RECORDED EXEMPTION NO. 1305-3-3 RE-91, RECORDED IN BOOK 703 AS RECEPTION NO 1625288, LOCATED IN THE SW/4; AND LESS AND EXCEPT THAT PORTION OF THE NW/4 CONVEYED IN WARRANTY DEED RECORDED IN BOOK 903, RECEPTION NO. 1825432; AND LESS AND EXCEPT THAT PORTION OF THE LANDS COVERED BY THE LEASE THAT ARE INLCUDED IN THE UNIT FOR THE DRILLING OF THE WASTE MANAGEMENT Y23-712 WELL (API # 05-123-44840), BEING THE W/2 OF THE W/2 OF SECTION 13, TOWNSHIP 2 NORTH, RANGE 64 WEST, 6TH P.M. OF WELD COUNTY, COLORADO.